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                                                                          (J)(1)



                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
ING Series Funds:

We consent to the use of our reports dated July 11, 2003 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Class A, B, C, I, and O Prospectuses and "Independent Auditors" in the Statements of Additional Information.

/s/KPMG LLP


Los Angeles, California
September 29, 2003